Contact: Suzy Hollinger 808.525.8422 shollinger@abinc.com

ALEXANDER & BALDWIN ANNOUNCES TRANSITION OF
HAWAIIAN COMMERCIAL & SUGAR COMPANY TO A DIVERSIFIED FARM MODEL

Honolulu (January 6, 2016) – Alexander & Baldwin, Inc. (NYSE:ALEX) (“A&B” or “Company”) today announced that it is transitioning out of farming sugar and will instead pursue a diversified agricultural model for its 36,000-acre Hawaiian Commercial & Sugar Company (“HC&S”) plantation on Maui. Sugar operations will be phased out by the end of 2016, and the transition to a new model will occur over a multi-year period. No immediate layoffs will result from today's announcement and approximately half of the 675 employees will be retained through the end of the sugar harvest, which is expected to be completed late in 2016. Beginning in March, employees will be laid off as their specific functions are completed. Under the new diversified model, the plantation is planned to be divided up into smaller farms with varied agricultural uses, potentially including energy crops, food crops, support for the local cattle industry, and the development of an agriculture park.
"A&B’s roots literally began with the planting of sugar cane on 570 acres in Makawao, Maui, 145 years ago,” said Stanley M. Kuriyama, A&B executive chairman. “Much of the state’s population would not be in Hawaii today, myself included, if our grandparents or great-grandparents had not had the opportunity to work on the sugar plantations. A&B has demonstrated incredible support for HC&S over these many years, keeping our operation running for 16 years after the last sugar company on Maui closed its doors. We have made every effort to avoid having to take this action. However, the roughly $30 million Agribusiness operating loss we expect to incur in 2015, and the forecast for continued significant losses, clearly are not sustainable, and we must now move forward with a new concept for our lands that allows us to keep them in productive agricultural use."
"This is a sad day for A&B, and it is with great regret that we have reached this decision,” said Christopher J. Benjamin, A&B president and chief executive officer, who ran HC&S as its general manager from 2009 to 2011. "Having had the privilege of working alongside the employees of HC&S for two years, I know firsthand the professionalism and dedication with which they perform their jobs. The longevity of the plantation is a testament to their resourcefulness and hard work. This transition will certainly impact these employees and we will do everything we can to assist them. The cessation of sugar operations also will have a significant impact on the Maui community and we will do our best to minimize that impact. A&B remains committed to Maui and will continue to be a significant corporate supporter of Maui charities and organizations.”

Employee Transition & Support
A&B is committed to supporting its impacted employees. The Company will provide transition coordinators to assist HC&S employees in finding alternate employment opportunities. The coordinators will identify and coordinate available federal, state, county and private job assistance programs (including employment counseling, job training, financial counseling, job placement and education services). A&B will offer all employees enhanced severance and benefit packages. Retirement benefits accrued by eligible employees, retirees, and past employees will not be affected by the transition out of sugar. Additionally, the Company will consider displaced employees for positions in its new operations as they become available.
"We are very focused on helping our employees during this time," Benjamin said. "Many of our employees have dedicated their careers to HC&S and have followed in the footsteps of previous generations of family members that worked on the plantation. We are grateful for their years of service and we will support them through this transition period."

Transition to Diversified Agriculture
“A&B is committed to looking for optimal productive agricultural uses for the HC&S lands,” said Benjamin. “Community engagement, resource stewardship, food sustainability and renewable energy are all being considered as we define the new business model for the plantation. These are leading us toward a more diversified mix of operations.”
The Company is evaluating several categories of potential replacement agricultural activities. These include energy crops, agroforestry, grass-finished livestock operations, diversified food crops, and orchard crops, among others.
HC&S has several test projects underway to further assess these opportunities, and the Company plans to expand the scope and scale of the trials during the coming year. Initial projects include:

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Energy crops: Building upon its extensive experience with crop-to-energy production, HC&S has initiated crop trials to evaluate potential sources of feedstock for anaerobic conversion to biogas. This on-farm testing currently is being expanded from plot to field-scale and HC&S has entered into a confidential memorandum of understanding with local and national partners to explore market opportunities for biogas. HC&S also is assessing the potential of cultivating purpose-grown oilseed crops for biodiesel production and has entered into preliminary, but confidential, discussions with other bioenergy industry players to explore additional crop-to-energy opportunities.

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Support for the local cattle industry: The Company is exploring the costs and benefits of irrigated pasture to support the production of grass-finished beef for the local market. HC&S has converted a test site of former sugar land to cultivated pasture and is working with Maui Cattle Company to conduct a grass-finishing pasture trial in 2016. High-quality grazing lands could enable Maui’s cattle ranchers to expand their herds and keep more cattle in Hawaii for finishing on grass.

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Food crops/Agriculture park: A&B plans to establish an agriculture park on former sugar lands in order to provide opportunities for farmers to access these agricultural lands and support the cultivation of food crops on Maui. HC&S employees will be given preference to lease lots from the company to start their own farming operations.

“Transitioning HC&S to a diversified agribusiness model underscores A&B’s commitment to the community and our intention to keep these lands in active agricultural use,” said Benjamin. “It will take time but, if successful, these efforts could support the goals of food and energy self-sufficiency for Hawaii, preserve productive agricultural lands, and establish new economic engines for Maui and the state.”

ABOUT HAWAIIAN COMMERCIAL & SUGAR
Hawaiian Commercial & Sugar Company is the state’s largest farm, with 36,000 acres under cultivation. The Company also generates enough electricity, primarily from renewable sources, to be 100% energy self-sufficient. For more information, please visit www.hcsugar.com.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is a Hawaii-based public company, with interests in real estate development, commercial real estate, agriculture, materials and infrastructure construction. With ownership of over

88,000 acres in Hawaii, A&B is the state’s fourth largest private landowner, and one of the state’s most active real estate investors. The Company manages a portfolio comprising five million square feet of leasable space in Hawaii and on the U. S. Mainland and is the second largest owner of retail assets in the state. A&B also is Hawaii’s largest materials company and paving contractor. Additional information about A&B may be found at www.alexanderbaldwin.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with pages 17-30 of Alexander & Baldwin, Inc. ’s 2014 Form 10-K and other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.
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